UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2006

VALERO L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-16417	74-2956831
State or other jurisdiction	(Commission File Number)	(IRS Employer
Of incorporation		Identification No.)

One Valero Way
San Antonio, Texas	78249
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 345-2000

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[	] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[	] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

In accordance with compensation arrangements described in Valero L.P.’s Annual Report on Form 10-K for the year ended December 31, 2005 (which descriptions are hereby incorporated by reference into this Current Report), on July 20, 2006, each non-employee director on the Board of Directors of Valero GP, LLC (the “Company”), the general partner of the general partner of Valero L.P., was granted 397 restricted units of Valero L.P. (“Restricted Units”). The Restricted Units were granted pursuant to the Company’s 2000 Amended and Restated Long-Term Incentive Plan (the “Plan”). The Restricted Units vest in annual one-third increments beginning on the first anniversary of the grant date.

Note. The form of agreement filed as an exhibit to this Current Report – together with the Plan and the disclosures stated above – contains the material terms and conditions for participation in the compensation arrangements described in this Item. In reliance on Instruction 1 to Item 601(b)(10) of Regulation S-K, the Company is not filing each individual’s personal arrangement under the plans.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

10.01	Valero GP, LLC 2000 Amended and Restated Long-Term Incentive Plan- incorporated by reference to Exhibit 10.06 to Valero L.P.’s Annual Report on Form 10-K for the year ended 2005.

10.02

Form of Non-employee Director Restricted Unit Agreement under the Valero GP, LLC Amended and Restated 2000 Long-Term Incentive Plan- incorporated by reference to Exhibit 10.10 to Valero L.P.’s Annual Report on Form 10-K for the year ended 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO L.P.

By:	Riverwalk Logistics, L.P. its general partner

	By:	Valero GP, LLC its general partner

Date: July 24, 2006	By:	/s/Amy L. Perry
	Name:	Amy L. Perry
	Title:	Assistant Secretary